SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

PRESTIGE BRANDS HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	20-1297589
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

90 North Broadway Irvington, New York	10533
(Adress of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box. ☒	General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:      333-117700

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of Prestige Brands Holdings, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-117700) originally filed by the Registrant with the Securities and Exchange Commission on July 28, 2004, as amended, which is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2005	PRESTIGE BRANDS HOLDINGS, INC.
(Registrant)

	By:	/s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer